Exhibit 99.1

John Deere Owner Trust 2004

Statement to Certificateholders

$205,000,000	Class A-1 1.14% Asset Backed Notes due May 13, 2005
$186,000,000	Class A-2 1.68% Asset Backed Notes due November 15, 2006
$185,000,000	Class A-3 2.32% Asset Backed Notes due December 17, 2007
$158,280,000	Class A-4 3.02% Asset Backed Notes due March 15, 2011
$18,930,000	Class B 2.90% Asset Backed Notes due March 15, 2011
$3,778,476	Asset Backed Certificates

Payment Date:		15-Jun-05

(1) Amount of principal being paid or distributed:

(a)	A-1 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(b)	A-2 Notes:	$15,774,463.82
	per $1,000 original principal amount:	$84.81

(c)	A-3 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(d)	A-4 Notes:
	per $1,000 original principal amount:	$0.00

(e)	B Notes:	$560,183.57
	per $1,000 original principal amount:	$29.59

(f)	Certificates:	$0.00
	per $1,000 original principal amount:	$0.00

(g)	Total:	$16,334,647.39

(2) Amount of interest being paid or distributed:

(a)	A-1 Notes:	$0.00
	per $1,000 original principal amount:	$0.00

(b)	A-2 Notes:	$161,884.74
	per $1,000 original principal amount:	$0.87

(c)	A-3 Notes:	$357,666.67
	per $1,000 original principal amount:	$1.93

(d)	A-4 Notes:	$398,338.00
	per $1,000 original principal amount:	$2.52

(e)	B Notes:	$39,708.46
	per $1,000 original principal amount:	$2.10

(f)	Certificates:	$0.00
	per $1,000 original principal amount:	$0.00

(g)	Total:	$957,597.87

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(3) After giving effect to distributions on this Payment Date:

(a) (i) outstanding principal amount of A-1 Notes:	$0.00
(ii) A-1 Note Pool Factor:	0.0000000

(b) (i) outstanding principal amount of A-2 Notes:	$99,857,492.95
(ii) A-2 Note Pool Factor:	0.5368682

(c) (i) outstanding principal amount of A-3 Notes:	$185,000,000.00
(ii) A-3 Note Pool Factor:	1.0000000

(d) (i) outstanding principal amount of A-4 Notes:	$158,280,000.00
(ii) A-4 Note Pool Factor:	1.0000000

(e) (i) outstanding principal amount of B Notes:	$15,870,902.86
(ii) B Note Pool Factor:	0.8383995

(f) (i) Certificate Balance	$3,778,476.00
(ii) Certificate Pool Factor:	1.0000000

(4) Note Value at end of related Collection Period:	$462,786,871.82

(5) Pool Balance (excluding accrued interest) at the end of the related Collection Period:	$458,092,997.81

(6) Pool Face Amount at the end of the related Collection Period:	$498,803,724.74

(7) Amount of Servicing Fee:	$395,575.38
per $1,000 original principal amount:	$0.52
Amount of Servicing Fee earned:	$395,575.38
Amount of Servicing Fee paid:	$395,575.38
Amount of Servicing Fee shortfall:	$0.00

(8) Amount of Administration Fee:	$100.00

(9) Aggregate Purchased Receivables for Collection Period:	$0.00

(10) Amount in Reserve Account:	$13,247,299.00
Specified Reserve Account Balance:	$13,247,299.00

(11) Scheduled Payments of Receivables 60 days or more past due:	$763,263.00

(12) Scheduled Payments of Receivables 60 days or more past due as a % of Pool Balance:	0.17%

(13) Face Amount of Receivables 60 days or more past due:	$5,359,149.00

(14) Face Amount of Receivables 60 days or more past due as a % of the Pool Face Amount:	1.07%

(15) Aggregate amount of realized losses for the collection period	$57,853.11

(16) Aggregate amount of realized losses since 21-Apr-04	$259,268.22

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